PRODUCTION AND DISTRIBUTION AGREEMENT

THIS PRODUCTION AND DISTRIBUTION AGREEMENT (The “Agreement”) is entered into as of the 26th day of October, 2005 by and between Child Neurology Education and Research Foundation, a Minnesota nonprofit corporation doing business as Child Neurology Foundation (“CNF”) and EP Foundation for Education, Inc., a nonprofit corporation, (“EPFE”) and EP Global Communication, Inc., a corporation doing business as Exceptional Parent (“EPG”). CNF, EPFE and EPG shall be known collectively as the “parties” and individually as a “party.”

RECITALS

A.

CNF advocates for children and adolescents with neurologic and development disorders, and in connection with those efforts, it produces seminars to educate and inform those who serve and care for children and adolescents with such disorders (the “Seminars”).

B.

EPFE will work collaboratively with CNF in the production and distribution of the Seminars via internet-based applications, the technology, intellectual property and expertise of which is owned by EPG. EPG has demonstrated capabilities in the development of on line interactive CME and CEU accredited on line seminars and EPG desires to provide their technology, software, expertise and services to assist EPFE and the CNF in the production, marketing and distribution of such Seminars in this Joint Venture.

C.

The parties desire to enter into an Agreement regarding the planning, funding, management, production, marketing and distribution of the On-Line CME/CEU accredited Seminars (collectively the “Program”).

AGREEMENT

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.  PURPOSE AND SCOPE

1.1

Purpose.

The purpose for the Program is to produce a series of non exclusive on-line CME and CEU accredited seminars to educate and inform caregivers of children and adolescents with neurologic and developmental disorders and the physicians, educators and allied health care professionals involved in their care and development. If a subsequent undertaking by the parties is intended by them to be a part and subject to this Agreement, then the parties shall jointly acknowledge such intentions in writing. Each of the parties agrees to cooperate, one with the others, in furtherance of their common purpose and to use reasonable commercial efforts in connection with its responsibilities in this Program.

1.2

Relationship of the Parties.

The parties are and shall be independent contractors. No party shall be or represent itself to be, a franchisor, franchisee, partner, broker, employee, servant, agent, sales representative or representative of the other for any purpose whatsoever, except to the limited extent this Agreement requires cooperation and communication between the parties. No party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the mane of, another party or to bind another party in any matter or thing whatsoever.

1.3

Non-Profit Status.

The parties acknowledge that CNF and EPFE are nonprofit corporations for purposes of Section 501(c)(3) of the Internal Revenue Code (the “Code”). The parties agree that they will not take any action or make any omission that would have a substantial likelihood of jeopardizing CNF’s and EPFE’s nonprofit status. Any party taking such an action or making such an omission shall take all commercially reasonable and necessary steps to correct and cure any material negative effects to CNF and EPFE. EPG represents and warrants that it is a separate and distinct for-profit corporation having no commercial ties to EPFE except in the commonality of its respective names. The EPFE and EPG have separate and distinct boards of directors.

II.  FINANCIAL RELATIONS

2.1

Program Funding.

The Program will be funded through a series of restricted and unrestricted educational grants (“Grants”), revenues which may be generated by seminar attendance (“Fees”) and income generated from the broadcasting, re-broadcasting or publication of the Seminars and the development of related materials known as “enduring published materials”, including without limitation compact discs and printed materials, together with any derivative works (”Royalties”) (collectively “Revenue”). CNF and EPF shall be jointly responsible for the development of proposals intended to secure funding through Grants from the pharmaceutical as well as other industries and both shall have complete and absolute discretion whether to apply for, seek or accept any portion of available grants whether public or private. EPG agrees to provide reasonable cooperation, consultation and assistance to CNF regarding any Grants or Grant applications or commercial business propositions.

2.2

Fiscal Agent.

CNF shall be responsible for the financial management and accounting for the Program. All Revenue shall be promptly remitted to CNF for deposit and payment pursuant to the terms and conditions of this Agreement.

2.3

Costs and Reimbursement.

The parties shall develop, prepare and agree to a budget for each Seminar prior to the production and delivery of each Seminar (the “Budget”). “Costs” allowed under the Budget will be limited to direct costs to each party in the production and distribution of each Seminar. Each party shall provide services and products at such party’s actual cost with an allowance for reasonable overhead, payroll taxes and employee benefits. Any party seeking reimbursement of Costs shall submit an invoice for reimbursement together with any receipts and supporting documentation to CNF for prompt reimbursement. CNF shall promptly such Costs if such costs are within the Budget and supported by reasonable documentation. In the event a Cost exceeds the amount allowed in the Budget, CNF may in its discretion pay such Cost or may pay the budgeted Cost and negotiate in good faith with EPG for the balance. Any payment or settlement shall not act as a waiver or modification of any provision of this Agreement.

2.4

Excess Revenues.

To the extent Revenue for each Seminar exceeds the Costs to produce and distribute the Seminar; those “Excess Revenues” shall be divided and distributed equally among CNF and EPF. Distributions of Excess Revenues shall be made as of the 15th day of the month following the receipt of the final request for reimbursement Costs for an individual Seminar.

III.  PROGRAM PRODUCTION

3.1

Program Content.

CNF shall be responsible, in consultation with EPG and EPF, for developing the content, materials and speakers for Seminars. CNF shall – in the development of these seminars – consult with EPF and EPG in such development and with respect to the plans and proposals to be created regarding their content. CNF will arrange to provide speakers, panel participants and, where applicable, related seminar materials.

3.2

Program Delivery.

Seminars will be broadcast and distributed as follows:

3.2.1

Initial Presentation.

Unless agreed by the parties, the initial presentation of each Seminar will be done in a live, on-line environment facilitated by a moderator chosen by CNF. EPG will provide access to the Seminar via a web-based broadcast (the “Webcast”) and dial-in-telephone system. The Webcast will allow the use of multi-media platforms including by not limited to Microsoft Power Point slides, pictures and streaming video (collectively “Media”). EPG shall be solely responsible for the initial broadcast of each Seminar, including without limitation, advertising, marketing, the availability of online and printed materials and technological support. EPG shall be responsible for obtaining Continuing Medical Education [and CMU] accreditation for the Seminars.

3.2.2

Replays.  To the extent it is technically possible, EPG shall work with the Child Neurology Foundation to facilitate making the seminars subsequently available on the Child Neurology Foundation website. EPG shall package, deliver and work with the Child Neurology Foundation staff to facilitate the installation of a fully self-executable and operating electronic copy of each Seminar deemed appropriate for this use for the Website, which utilizes available commercial software for the full viewing of each Seminar via the Websites together with any related Media and Materials (as defined below. To the extent the Child Neurology Foundation needs to acquire software or hardware to insure compatibility for such seminars it is the responsibility of the Child Neurology Foundation to acquire such software or hardware at its cost and expense for this purpose.

3.2.3

Branding.

All Seminars and associated printed or electronic media materials (the “Materials”) shall prominently display the current name of CNF, EPF and EPG together with any associated service marks or trademarks, in a form acceptable to CNF, which review and approval shall not be unreasonably withheld. The Materials shall also prominently display the Grant maker’s name and trademark (or service mark) when required in connection with the receipt of the Grant in a form acceptable to the parties so as not to in any way detract from the ability to earn CME and/or CEU accreditation.

IV.  INTELLECTUAL PROPERTY

The parties acknowledge that certain intellectual property will be generated in connection with transactions contemplated by this Agreement, including without limitation the Webcast, Media and Materials (collectively the “Intellectual Property”). CNF and EPF shall jointly own all right, title and interest in the copyright of all Intellectual Property generated in connection with this Agreement. The parties agree that any copyright filings and notices shall reflect the joint ownership of the copyright and underlying intellectual property.

V.  TERM AND TERMINATION

5.1

Term.

This Agreement shall commence as of the day and date first above written, and it shall remain in full force and effect until terminated by written agreement of the parties or until terminated as otherwise provided herein.

5.2

Termination.

This Agreement may be terminated in its entirety as follows:

5.2.1

All Parties.

By mutual written agreement signed by all parties;

5.2.2

A Single Party.

(1)

Voluntarily.

Any party may terminate this Agreement by 60 days prior written notice of one party to the others;

(2)

Breach.

If any party is in breach or default of a material term or condition, warranty or representation of this Agreement and fails to cure such breach or default within thirty (30) business days after written notice from the non-breaching or non-defaulting party, the non-breaching party may immediately terminate this Agreement by written notice to the breaching party; or

(3)

Bankruptcy or Insolvency.

“Bankruptcy or Insolvency” shall be deemed to occur when a party files a petition in bankruptcy, makes an assignment for the benefit of creditors, voluntarily take any advantage of any federal or state bankruptcy or insolvency law, is adjudicated a bankrupt or insolvent, or, if a proceeding is instituted against a party  proposing as adjudication as a bankrupt or an insolvent and there is no objection within sixty (60) days of the filing unless the proceedings were discharged or denied prior thereto. The party that is not subject to Bankruptcy or Insolvent may terminate this Agreement by written notice to the Bankrupt or Insolvent party.

VI.  MISCELLANEOUS

6.1

Waiver.

No waiver by any party of any default or non-performance shall be deemed a waiver of any subsequent default or non-performance, and no waiver of any kind shall be effective unless set forth in writing and signed by the party against whom such waiver is to be charged.

6.2

Partial Invalidity.

If any provision of this Agreement shall for any reason be invalid, unenforceable or void, the provision which is so invalid, unenforceable or void shall not impair or invalidate any of the other provisions of this Agreement, which shall be enforced in accordance with their respective terms.

6.3

Binding Effect.

This Agreement shall be binding upon, and the benefits and obligations provided for in this Agreement shall inure to the benefit of the parties and their respective successors and assigns. This Agreement cannot be assigned or otherwise transferred without the prior written consent of the remaining parties.

6.4

Headings.

The headings in this Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Agreement.

6.5

Entire Agreement.

This Agreement supersedes and cancels any prior agreements, representations, warranties, communications or understandings; whether oral or written, among the Parties relating to the transactions contemplated by this Agreement or the subject matter herein.

6.6

Amending.

Neither this Agreement nor any provision hereof may be changed, waived, discharged, amended, revised or terminated unless any of the foregoing are evidenced by a writing executed and dated by each of the parties.

6.7

Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8

Survival of Terms.

No term, condition, warranty or representation of this Agreement shall survive the termination of this Agreement, except the Articles IV and VI which shall survive indefinitely.

6.9

Expenses.

All expenses incurred by each of the respective parties in connection with or related to the authorization, preparation and execution of this Agreement shall be borne solely and entirely by the Party which has incurred the same.

6.10

Acceptance.

The mailing, delivery, or negotiation of this Agreement shall not be binding, nor shall any party have any obligations or liabilities, or any rights with respect thereto until this Agreement has been executed and delivered by the parties to this Agreement. Until such execution and delivery, any party may terminate all negotiations and discussion of the subject matter of this Agreement, without recourse or liability.

6.11

Choice of Law and Forum.

This Agreement is governed by and construed in all respects in accordance with the laws of Minnesota, without regard to the conflict of laws principles of any state. Any legal dispute between parties that arises from or is related to this Agreement will be resolved by proceedings instituted only in a federal court located in the state of Minnesota, or in Minnesota state court located in Ramsey, County, Minnesota. The parties hereby submit to the personal jurisdiction of federal or state courts located in Minnesota with respect to any such legal proceedings. Each party hereby waives its right to a trial by jury as to all issues raised in any such proceedings.

6.12

Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

CHILD NEUROLOGY EDUCATION AND

RESEARCH FOUNDATION

By:

/s/ Alan K. Percy

Its: President

EP FOUNDATION FOR EDUCATION, INC.

By:

/s/ Frank J. Murphy

Its: President  & CEO

EP GLOBAL COMMUNICATION, INC.

By:

/s/ Joseph M. Valenzano, Jr.

Its: President, CEO & Publisher

[Signature Page for Production and Distribution Agreement between Child Neurology Education and Research Foundation, EP Foundation for Education, Inc.

and EP Global Communication, Inc. dated October 26, 2005.]

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